Exhibit 99.1

                                             Contact:
                                             Francis J. Wiatr
                                             Chairman, President and CEO
                                             (860) 355-7602
                                             fwiatr@newmilbank.com


July 16, 2003                                For Immediate Release


    NewMil Bancorp Reports 11% Increase in Earnings Per Share for
       Second Quarter 2003 Announces $0.15 Quarterly Dividend


New Milford, CT (July 16, 2003) The Board of Directors of NewMil Bancorp, Inc. (NASDAQ/NM:NMIL) today announced results of its second quarter ended June 30, 2003.

Diluted earnings per share increased 11% to 42 cents for the second quarter ended June 30, 2003 from 38 cents for the quarter ended
June 30, 2002.

Net income increased to $1,821,000 for the second quarter of 2003, compared with $1,770,000 for the quarter ended June 30, 2002. The increase was achieved through a variety of factors, the most important of which was an increase in average earning assets of $47 million, offset by a 15 basis point decrease in the net interest margin to 3.81% from 3.96% in 2002. The increase in earning assets is due to internal growth. Also contributing to the increase was fee income, at $910,000 versus $876,000 for the prior year's quarter. Credit quality remains strong as evidenced by nonperforming assets at 20 basis points of total assets at June 30, 2003. The return on average shareholders' equity was 14% for the second quarter.

Francis J. Wiatr, NewMil's Chairman, President and CEO, noted, "We are very pleased with our results for the quarter. Our market share position has continued to increase as deposits grew $18 million, or 3%, for the first six months of 2003 after a 15% increase for all of 2002. The national economy has remained lackluster due to the combined effects of the war along with excess production capacity and the corporate sectors lack of willingness to take on large capital expenditures due to the uncertainty of underlying economic fundamentals. However, the continued low interest rate environment has resulted in sustained activity in residential markets.
It has also created a unique period for small business to take on projects which will contribute to economic growth in the long run."

"We are confident that the continued successful execution of our strategic objectives will provide additional long term value to our shareholders. We are pleased with the market share gains we are making and will continue to further develop our franchise both in high growth markets in our existing footprint and in southern Fairfield County around our current success in Norwalk. We remain optimistic about future earnings prospects and our strong position in Connecticut's Litchfield and northern Fairfield County marketplace."

At June 30, 2003 NewMil had total assets of $681 million, up $19 million since December 31, 2002. For the six month period deposits grew $18 million, or 3%, to $567 million. At June 30, 2003 book value and tangible book value per common share were $12.59 and $10.43, respectively, and tier 1 leverage and total risk-based capital ratios were 7.13% and 13.36%, respectively.

The Board also announced a quarterly dividend of 15 cents per common share payable on August 15, 2003 to shareholders of record on July 31, 2003.

NewMil Bancorp is the parent company of NewMil Bank, which has served western Connecticut since 1858, and operates 19 full-service banking offices and one special needs branch.

Financial highlights are attached.

                           ****

Statements in this news release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties, and other factors, including those identified from time to time in the Company's other filings with the Securities and Exchange Commission, press releases and other communications.



                 NewMil Bancorp, Inc. and Subsidiary
                SELECTED CONSOLIDATED FINANCIAL DATA
         (in thousands except ratios and per share amounts)

                                       Three month        Six month
                                      period ended      period ended
                                         June 30           June 30
STATEMENT OF INCOME                   2003    2002      2003    2002
                                      ----    ----      ----    ----
Interest and dividend income          $8,756  $9,172    $17,495 18,616
Interest expense                       2,807   3,456      5,585  6,891
Net interest income                    5,949   5,716     11,910 11,725
Provision for loan losses                -       -          -      -
Non-interest income
 Service fees on deposit accounts        659     589      1,206  1,147
 Gains on sales of mortgage loans         42      57        114    218
 Other non-interest income               209     230        415    399
 Total non-interest income               910     876      1,735  1,764
Non-interest expense
 Compensation                          2,355   2,163      4,700  4,422
 Occupancy and equipment                 741     625      1,458  1,278
 Postage and telecommunication           142     127        275    273
 Professional services,
    Collection & OREO                    217     182        390    431
 Printing and office supplies             87      95        185    225
 Marketing                                61     134        106    292
 Service Bureau EDP                       93      90        200    184
 Amortization of intangible assets        61      72        122    144
 Other                                   453     494        906  1,102
 Total non-interest expense            4,210   3,982      8,342  8,351
Income before income taxes             2,649   2,610      5,303  5,138
Provision for income taxes               828     840      1,655  1,651
Net income                            $1,821  $1,770     $3,648 $3,487

Per common share
Diluted earnings                       $0.42   $0.38      $0.83  $0.75
Basic earnings                          0.45    0.40       0.88   0.80
Cash dividends                          0.150   0.125      0.300  0.25

Statistical data
Net interest margin                      3.81%  3.96%      3.88%  4.12%
Efficiency ratio                        61.38  60.41      61.14  61.91
Return on average assets                 1.07   1.13       1.09   1.13
Return on average common
 shareholders' equity                   14.06  13.59      13.74  13.49
Weighted average equivalent
 common shares outstanding, diluted     4,311  4,621      4,373  4,629



                 NewMil Bancorp, Inc. and Subsidiary
                SELECTED CONSOLIDATED FINANCIAL DATA
         (in thousands except ratios and per share amounts)

                                  June 30,     June 30,    December 31,
FINANCIAL CONDITION                 2003         2002         2002
                                    ----         ----         ----
Total assets                        $681,033     $649,692     $661,595
Loans, net                           420,248      341,738      347,215
Allowance for loan losses              5,245        5,507        5,250
Securities                           180,382      227,923      197,661
Cash and cash equivalents             48,175       48,522       84,790
Intangible assets                      8,822        9,161        8,943
Deposits                             566,961      531,425      548,806
Federal Home Loan Bank advances       40,508       49,089       45,077
Repurchase agreements                  7,609        6,580        7,392
Company obligated, mandatorily
 redeemable securities                 9,716          -            -
Shareholders' equity                  51,521       53,287       54,236
Non-performing assets                  1,339        1,309        1,535
Deposits
 Demand (non-interest bearing)       $45,451     $ 45,301      $46,750
 NOW accounts                         82,187       74,993       71,586
 Money market                        151,269      138,351      144,288
 Savings and other                    86,159       75,801       79,811
 Certificates of deposit             201,895      196,979      206,371
 Total deposits                      566,961      531,425      548,806

Per common share
Book value                            $12.59       $12.27       $12.77
Tangible book value                    10.43        10.16        10.70

Statistical data
Non-performing assets to total
  assets                                0.20%        0.20%        0.23%
Allowance for loan losses to
  total loans                           1.23         1.59         1.49
Allowance for loan losses to
  non-performing loans                391.71       484.77       342.02
Common shareholders' equity
  to assets                             7.57         8.20         8.20
Tangible common shareholders'
  equity to assets                      6.27         6.79         6.85
Tier 1 leverage capital                 7.13         6.39         6.13
Total risk-based capital               13.36        12.26        12.14
Common shares outstanding,
  net (period end)                     4,094        4,341        4,235